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                                 EXHIBIT NO. 22
                              (as of January 1995)
                                                     Jurisdiction of
Domestic Subsidiaries                                 Incorporation
- ---------------------                                ---------------

American Olean Tile Company, Inc.                     Pennsylvania
ArmStar (50%-owned unincorporated affiliate)
Armstrong Cork Finance Corporation                    Delaware
Armstrong Enterprises, Inc.                           Vermont
Armstrong Realty Group, Inc.                          Pennsylvania
Armstrong Ventures, Inc.                              Delaware
Armstrong World Industries Asia, Inc.                 Nevada
Armstrong World Industries (Delaware) Inc.            Delaware
A W I (NEVADA), INC.                                  Nevada
Charleswater Products, Inc.                           Delaware
Chemline Industries, Inc.                             Delaware
Fayette Enterprises, Inc.                             Mississippi
Gordon's, Inc.                                        Delaware
IWF, Inc.                                             Nevada
I.W. Insurance Company                                Vermont
The W. W. Henry Company                               California
The Worthington Armstrong Venture (50%-owned
  unincorporated  affiliate)
Thomasville Chair Company                             North Carolina
Thomasville Enterprises, Inc.                         Vermont
Thomasville Furniture Industries, Inc.                Delaware
Thomasville Home Furnishings, Inc.                    Delaware
Thomasville Upholstery, Inc.                          Delaware
WAVE International, Inc. (owned by WAVE)              Delaware


Foreign Subsidiaries
- --------------------

Alphacoustic (UK) Ltd.                                England
Armstrong-ABC Co., Ltd.                               Japan
Armstrong Cork (Ireland) Limited                      Ireland
Armstrong Europa Germany G.m.b.H.                     Germany
Armstrong Europe Services                             England
Armstrong FSC, Ltd.                                   Bermuda
Armstrong Insulation (Panyu) Co. Ltd.                 People's Republic of China
Armstrong Insulation Rus.                             Russia
Armstrong (Japan) K.K.                                Japan
Armstrong-Nylex Pty. Ltd.                             Australia
Armstrong (Singapore) Pte. Ltd.                       Singapore
Armstrong Textile Rubber Products Company Shanghai
  Ltd.                                                People's Republic of China
Armstrong World Industries - A.C.I. B.V.              Netherlands
Armstrong World Industries - Belgium S.A.             Belgium
Armstrong World Industries Canada Ltd.                Canada
Armstrong World Industries (China) Ltd.               People's Republic of China
Armstrong World Industries de Mexico, S.A. de C.V.    Mexico
Armstrong World Industries - France, S.A.             France
Armstrong World Industries, G.m.b.H.                  Germany
Armstrong World Industries (H.K.) Limited             Hong Kong
Armstrong World Industries Italia S.r.l.              Italy
Armstrong World Industries Korea, Ltd.                Korea
Armstrong World Industries Ltd.                       England
Armstrong World Industries Netherlands B.V.           Netherlands
Armstrong World Industries - Pontarlier S.A.          France
Armstrong World Industries Pty. Ltd.                  Australia
Armstrong World Industries, S.A.                      Spain
Armstrong World Industries (Schweiz) AG               Switzerland

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Armstrong World Industries (Thailand) Ltd.            Thailand
Inarco Limited (40%-owned affiliate)                  India
ISA Co., Ltd. (25%-owned affiliate)                   Japan
ISO Holding, A.G.                                     Switzerland
Liberty Commercial Services Ltd.                      Bermuda
Recubrimientos Interceramic S.A. de C.V.              Mexico
     (49%-owned affiliate)
Worthington Armstrong Venture Europe S.A.
     (owned by WAVE)                                  France